UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2022

R F INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On February 25, 2022 (the “Effective Date”), RF Industries, Ltd. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) providing for a $3 million revolving credit facility (the “Revolving Credit Facility”) and a $17 million term loan (the “Term Loan”, collectively with the “Revolving Credit Facility”, the “Credit Facility”) with Bank of America, N.A. (the “Credit Facility Lender”).

The primary interest rate for the Revolving Credit Facility is based on the Bloomberg Short-Term Bank Yield Index Rate plus a margin of 2.00%. The maturity date of the Revolving Credit Facility is March 1, 2024. The Term Loan may be drawn in one disbursement, at the election of the Company. As described below, the Company drew down the entire amount of the Term Loan on March 1, 2022. The primary interest rate for Term Loan is 3.76% per annum. The maturity date of the Term Loan is March 1, 2027. Borrowings under the Revolving Credit Facility are available for general working capital purposes and Borrowings under the Term Loan are available for the acquisition of Microlab/FXR LLC, a New Jersey limited liability company (“Microlab”).

The Company must pay to the Credit Facility Lender a one-time fee equal to $5,000 on account of the Revolving Credit Facility and a one-time fee equal to $10,000 on account of the Term Loan. Borrowings under the Credit Facility are guaranteed by the Company and certain of its subsidiaries and secured by all personal property of the Company and certain of its subsidiaries. The Credit Facility requires the maintenance of certain financial covenants, including: (i) consolidated debt to EBITDA ratio not to exceed 3.00 to 1.00; (ii) consolidated fixed charge coverage ratio of at least 1.25 to 1.00; and (iii) consolidated minimum EBITDA of at least $600,000 for the discrete quarter ending January 31, 2022. In addition, the Credit Facility contains customary affirmative and negative covenants, which, among other things, require the Company to deliver to the Credit Facility Lender specified quarterly and annual financial information, and prevent the Company and its subsidiaries, subject to various exceptions and thresholds from: (i) creating liens on their assets; (ii) merging with other companies or causing a change of control; (iii) selling all or substantially all of their assets or properties; (iv) incurring certain types of indebtedness; (v) making certain types of investments; and (vi) changing the nature of the Company’s business.

The Revolving Credit Facility permits voluntary prepayment of principal and accrued interest without premium or penalty. The Term Loan permits voluntary prepayment of principal and accrued interest subject to payment of certain breakage fees. As is customary in such financings, if an event of default occurs under the Credit Facility, the Credit Facility Lender may accelerate the repayment of amounts outstanding under the Credit Facility and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the Loan Agreement which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

On March 1, 2022, the Company completed its purchase (the “Purchase Transaction”) of 100% of the issued and outstanding membership interests of Microlab from Wireless Telecom Group, Inc, a New Jersey corporation (the “Seller”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”) dated December 16, 2021, with the Seller. The consideration for the Purchase Transaction was $24,250,000, subject to certain post-closing adjustments as set forth in the Purchase Agreement. The purchase price was paid in cash at the closing. The Company funded $17 million of the cash purchase price from the funds obtained under the Term Loan and paid the remaining amount of the cash purchase price with cash on hand.

The Company’s entry into and the terms of the Purchase Agreement was previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2021.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On March 2, 2022, the Company issued a press release announcing the completion of the Purchase Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any financial statements required by Item 9.01(a) to be filed in connection with the Purchase Transaction will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) to be filed in connection with the Purchase Transaction will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)         Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of February 25, 2022, between Bank of America, N.A. and RF Industries, Ltd.
99.1	Press Release, dated March 2, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2022	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer